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                                                                    EXHIBIT 10.5

                           ANALYTICAL GRAPHICS, INC.
                          INCENTIVE STOCK OPTION PLAN

     ANALYTICAL GRAPHICS, INC., a corporation organized under the laws of the Commonwealth of Pennsylvania (hereinafter referred to as the "Company"), hereby adopts the following Incentive Stock Option Plan for certain of its officers and key employees:

  1. Purpose
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  This Incentive Stock Option Plan (hereinafter referred to as the "Plan") is intended to advance the interests of the Company by providing officers and other key employees having substantial responsibility for the direction and management of the Company with an opportunity to acquire a proprietary interest in the Company and an additional incentive to promote its success and to encourage them to remain in the employ of the Company. The Plan is intended to permit stock options granted under the Plan to qualify as incentive stock options under
Section 422A of the Internal Revenue Code of 1986, as amended ("IRC"). All options granted under the Plan are referred to as "Options".

  2. Administration of Plan
     ----------------------

  The Plan shall be administered by a Stock Option Committee (the "Committee") comprised of one director of the Company and legal counsel who shall be appointed by its Board of Directors. Members of the Committee shall not be eligible to receive Options. The Committee may adopt rules and regulations from time to time for carrying out the Plan. The interpretation and construction of any provision of the Plan by the Committee shall be final and conclusive.

  3. Eligibility
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  The Committee shall grant Options only to key employees of the Company who perform services of major importance in the management, operation and development of the business of the Company, and it shall determine the number of shares to be allocated to each Option; provided that the number of shares covered by each Option does not conflict with the permissible ownership of stock under the terms of the Shareholder's Agreement executed on October 24, 1990 by the common stockholders of the Company.

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     4.   Stock
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     Upon approval of this Incentive Stock Option Plan, the Company shall authorize the Committee to appropriate and to grant Options and to issue and sell for the purpose of the Plan an aggregate of One Thousand (1,000) shares of the Class A Voting Common Stock of the Company. Options to purchase any shares issued pursuant to the Plan that, for any reason, expire or are terminated unexercised may be reissued under the Plan provided that such reissuance does not violate the provisions of IRC Section 422A and the limitations described in Paragraph 10. The Company shall not be required to issue or deliver any certificate for shares of its stock purchased upon exercise of any part of an Option before the Board of Directors shall have been advised by counsel that all applicable legal requirements have been complied with.

     5.   Tax Character of Options
          ------------------------

     All Options granted under this Plan shall be Incentive Stock Options, subject to the limitations described in Paragraph 10. To the extent that an Option granted under this Plan exceeds the limitations described in Paragraph 10, the Option shall not be an Incentive Stock Option.

     6.   Price
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     The purchase price of each share of stock covered by an Option granted hereunder shall be equal to the fair market value per share of the Company's common stock on the date the Option is granted.

     7.   Duration and Exercise of Options
          --------------------------------

          (a) The Option period shall be ten (10) years from the date the Option is granted, except that such period shall be reduced with respect to any Options outlined below in the event of death or termination of employment or retirement of the Optionee; provided that the Committee may, in the case of merger, consolidation, dissolution or liquidation, accelerate the expiration date and the dates on which any part of the Option shall be exercisable for all of the shares covered thereby, but the effectiveness of such acceleration, and any exercise of the Option pursuant thereto in excess of the number of shares for which it would have been exercisable in the absence of such acceleration, shall be conditioned upon the consummation of the merger, consolidation, dissolution or liquidation.

          (b) The exercise of any Option and delivery of the optioned shares shall be contingent upon receipt by the Company of the full

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purchase price in cash.

          (c) No Option may be exercised after termination of employment of the Optionee, or after notice of termination, except as hereinafter provided.

          (d) Except as otherwise provided herein, no Option shall be exercisable until the first anniversary of the grant thereof, when it shall become exercisable for twenty-five percent of the shares covered thereby on each of the first, second, third and fourth anniversaries of the grant thereof.

          (e) If an Optionee shall die while employed by the Company, such Option may be exercised ( to the extent that the Optionee would have been entitled to do so at the date of his death) by the personal representative of the Optionee within ninety (90) days of the date of the Optionee's death.

     8.   Non-transferability of Options
          ------------------------------

     An Option, by its terms, shall not be transferable otherwise than by will or by the laws of descent and distribution, and an Option may be exercised during the lifetime of the Optionee only by him.

     9.   Effect of Stock Dividends, etc.
          -------------------------------

     The Committee shall make appropriate adjustments in the price of the shares and the number allotted or subject to allotment if there are any changes in the common stock of the Company by reason of stock dividends, stock splits, reverse stock splits, recapitalizations, mergers or consolidations.

     10.  Limitations on Incentive Stock Options
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     Notwithstanding anything in this Plan to the contrary, the aggregate fair market value (determined at the time of grant) of stock with respect to which Incentive Stock Options are exercisable for the first time by an individual during any calendar year may not exceed $100,000.

     11.  Expiration and Termination of the Plan
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     Options may be granted under the Plan at any time until the Plan is terminated by the Board of Directors of the Company or until such earlier date when termination of the Plan shall be required by applicable law. If not sooner terminated, the Plan shall terminate automatically ten years from the date on which the Plan was originally approved by the Board of Directors of the Company.

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     12.  Amendments
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     The Board of Directors of the Company may from time to time make such changes in and additions to the Plan as it may deem proper; provided that no change shall be made that increases (except pursuant to Paragraph 9) the total number of shares covered by the Plan or effects any change in who may receive Options under the Plan or materially increases the benefits accruing to Optionees hereunder unless such change is authorized by the holders of the common stock of the Company. Notwithstanding the foregoing, the Board of Directors of the Company may amend the Plan, without stockholder approval, to the extent necessary to cause Incentive Stock Options granted under the Plan to meet the requirements of IRC Section 422A.

     13.  Interpretation
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     The terms of this Plan are subject to all present and future regulations and rulings of the Secretary of the Treasury or his delegate relating to the qualification of Incentive Stock Options under IRC Section 422A. If any provision of the Plan conflicts with any such regulation or ruling, then that provision of the Plan shall be void and of no effect.

     14.  Effective Date of the Plan
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     This Incentive Stock Option Plan shall become effective upon adoption by the Board of Directors, subject to approval by the stockholders of the Company.

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